NEWS RELEASE	Contacts:
For Immediate Release	Barbara Thompson	Michael Mayer
Dec. 10, 2013	First Citizens Bank	1st Financial Services Corp.
	919.716.2716	828.697.3100

1ST FINANCIAL SERVICES CORPORATION SHAREHOLDERS
APPROVE MERGER WITH FIRST CITIZENS BANK

RALEIGH and HENDERSONVILLE, N.C. - First-Citizens Bank & Trust Company (known as First Citizens Bank) and 1st Financial Services Corporation announced today that the shareholders of 1st Financial have approved the pending merger of 1st Financial and its subsidiary, Mountain 1st Bank & Trust Company, into First Citizens Bank.

At a special meeting held today, the shareholders of Hendersonville, N.C.-based 1st Financial voted to approve the merger agreement with Raleigh, N.C.-headquartered First Citizens. The merger also has been approved by the North Carolina Commissioner of Banks. Subject to receipt of approval by the FDIC and the satisfaction or waiver of other customary closing conditions, the merger is expected to become effective on Jan. 1, 2014, or as soon as practicable thereafter.

Michael G. Mayer, CEO of 1st Financial and Mountain1st, said: “Our shareholders have supported the merger and expressed confidence that it represents the best interests of our shareholders, customers and the communities we serve. We are moving forward to satisfy all necessary closing conditions and look forward to completing the transaction.”

Frank B. Holding Jr., chairman and CEO of First Citizens, said: “This vote is a significant milestone in the process. We are gratified by the support shown by shareholders of 1st Financial. We look forward to completing the merger and providing Mountain 1st customers with the exceptional service they have come to expect from their financial institution.”

1st Financial operates 12 branches in western North Carolina communities through Mountain 1st Bank, which provides commercial banking products and services. As of Sept. 30, 2013, 1st Financial reported $675 million in assets, $660 million in deposits and $347 million in loans. Mountain 1st branches are located in Asheville, Brevard, Columbus, Etowah, Fletcher, Forest City, Hendersonville (two branches), Hickory, Marion, Shelby and Waynesville.

After the merger, Mountain 1st Bank branch offices will open as First Citizens Bank branches. Customers should bank as they normally do at their existing branches. Mountain 1st customer accounts are expected to be converted to First Citizens’ systems in spring 2014. Customers of Mountain 1st already can use any First Citizens ATM with no surcharge fees on cash withdrawals.

About First Citizens Bank
Founded in 1898, First Citizens Bank is a major subsidiary of First Citizens BancShares Inc. (Nasdaq: FCNCA), which has $21 billion in assets. First Citizens Bank provides a broad range of financial services to individuals, businesses, professionals and the medical community through a network of branch offices, telephone banking, mobile banking, online banking at firstcitizens.com and ATMs.

Headquartered in Raleigh, N.C., First Citizens Bank serves 17 states (Arizona, California, Colorado, Florida, Georgia, Kansas, Maryland, Missouri, New Mexico, North Carolina, Oklahoma, Oregon, Tennessee, Texas, Virginia, Washington and West Virginia) and the District of Columbia. The bank is the recipient of multiple national awards for customer satisfaction and overall stability and security. First Citizens was named the best midsize regional bank in the country in the MONEY® Best Banks 2012 list.* For more information, call toll free 1-888-FC DIRECT (1-888-323-4732) or visit the web site.

About 1st Financial Services Corp. and Mountain 1st Bank
1st Financial Services Corp. is a public company, the common stock of which is traded on the OTC Bulletin Board under the symbol “FFIS.” Mountain 1st Bank was chartered on April 30, 2004, and opened for business May 14, 2004, in Hendersonville, N.C., where Mountain 1st and 1st Financial are headquartered. Mountain 1st has 12 branches in nine western North Carolina counties. For more information, visit www.mountain1st.com.

Disclosures About Forward-Looking Statements
This Press Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of 1st Financial and its management about future events. The accuracy of such forward-looking statements could be affected by factors including, but not limited to, the satisfaction or waiver of the remaining conditions to the consummation of the merger. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements are discussed in 1st Financial’s filings with the SEC, including without limitation its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. 1st Financial undertakes no obligation to revise or update these statements following the date of this Press Release.

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*From MONEY Magazine, October 2012 © 2012 Time Inc. MONEY is a registered trademark of Time Inc. and is used under license. MONEY and Time Inc. are not affiliated with, and do not endorse products or services of, Licensee.